Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, George E. Crapple, the Co-Chief Executive Officer of Millburn Ridgefield Corporation, the Managing Owner of Global Macro Trust (the “Trust”), certify that (i) the Annual Report of the Trust on Form 10-K for the period ending December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date:  March 30, 2007

                                                                                                           /s/ George E. Crapple

                                                                                                                George E. Crapple

                                                                                                                Co-Chief Executive Officer